Exhibit 99.1

Contango ORE Announces a New Chief Financial Officer and Chief Accounting Officer

HOUSTON--(BUSINESS WIRE)--October 2, 2013--Contango ORE, Inc. (CTGO.PK) announced today that the Company’s Board of Directors has named Ms. Leah Gaines as Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary.

The appointment of Ms. Gaines follows the resignation of Mr. Sergio Castro and Ms. Yaroslava Makalskaya as a result of the merger between Contango Oil and Gas Company and Crimson Exploration Inc. Mr. Sergio Castro and Ms. Yaroslava Makalskaya are also officers of Contango Oil and Gas Company where they will have increased responsibilities after the merger.

Ms. Gaines also serves as Vice President and Chief Financial Officer of Juneau Exploration, LP, since October 2010. Prior to joining Juneau Exploration, she served as the Controller for Beryl Oil and Gas, LP and Beryl Resources LP from July 2007 to December 2009. From April 2006 to July 2007, Ms. Gaines held the position of Financial Reporting Manager at SPN Resources, a division of Superior Energy Services, Inc. From 2003 to 2006, Ms. Gaines worked as a Senior Financial Reporting Accountant at Hilcorp Energy Company. Ms. Gaines was as a Principal Accountant at El Paso Corporation from 2001 to 2003. Prior to that Ms. Gaines worked at Deloitte and Touche, LLP for three years where she was a Senior Auditor. Ms. Gaines graduated Magna Cum Laude from Angelo State University with a Bachelor of Business Administration in Accounting. Ms. Gaines is a Certified Public Accountant with over 15 years of experience.

Mr. Brad Juneau, the Company’s President said: “We wish Sergio and Slava well and thank them for their service. We are excited to have Leah serve the Company in its next stage of development.”

Contango ORE, Inc. (CORE) also announced that its Annual Stockholders Meeting is scheduled for December 3, 2013 at 9:30 a.m., Central Time at 3700 Buffalo Speedway, Second Floor, Houston, TX 77098 for stockholders of record on October 11, 2013.

CORE, Inc. is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, (713) 877-1311